Exhibit 32.1

Section 1350 Certification

The following statement is provided by the undersigned to accompany the Form 10-Q of ENDEAVOR EMERGING OPPORTUNITIES FUND, LP pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ENDEAVOR EMERGING OPPORTUNITIES FUND, LP.

Date: November 14, 2013
/s/ Stephen J. Roseme
Stephen J. Roseme
Chief Executive, Principal Executive Officer and Principal Financial Officer
Bridgeton Fund Management, LLC the General Partner of
ENDEAVOR EMERGING OPPORTUNITIES FUND, LP